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                                                                  EXHIBIT 10.23
                                                                  -------------

                              PEREGRINE SYSTEMS, INC.

                             CERTIFICATE OF AMENDMENT


     The undersigned duly appointed officer of Peregrine Systems, Inc (the "Company") hereby certifies that the Company's Board of Directors at its October 23, 1997 meeting approved an amendment to Section 3 of the Company's 1994 Stock Option Plan (the "Plan") to reflect that the maximum aggregate number of shares which may be optioned and sold under the Plan has been increased from 3,148,000 to 4,990,000 shares.

Dated November 3, 1997


                                        /s/ Richard T. Nelson
                                        -----------------------------------
                                        Vice President, Secretary and
                                        General Counsel